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                                                                    EXHIBIT 23.4

                  (T. STEPHEN JOHNSON & ASSOCIATES LETTERHEAD)


                          CONSENT OF FINANCIAL ADVISOR



We consent to the use in this Registration Statement of BancTrust Financial Group, Inc. on Form S-4/A -- Amendment 2 of our opinion related to CommerceSouth, Inc. included in the Proxy Statements/Prospectus to such Registration Statement as an appendix and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the caption "The Merger Transaction - Fairness Opinion of CommerceSouth's Financial Advisor".



/s/ T. Stephen Johnson & Associates, Inc.



October 30, 2003